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[COMPASS MINERALS INTERNATIONAL LOGO]


EXHIBIT 99.1
NEWS RELEASE

FOR MORE INFORMATION CONTACT:
Rodney L. Underdown (913-344-9395)             Peggy Landon (913-344-9315)
   Vice President and Chief Financial Officer     Director of Investor Relations


               ANGELO BRISIMITZAKIS APPOINTED PRESIDENT AND CEO OF
                      COMPASS MINERALS INTERNATIONAL, INC.

         OVERLAND PARK, Kan. (May 11, 2006) - The board of directors of Compass Minerals International, Inc. (NYSE:CMP) has elected Angelo C. Brisimitzakis to succeed Michael E. Ducey in the role of president, CEO and director effective immediately. Mr. Ducey, who in November announced his intention to retire, will assist the company through 2006 to ensure a smooth transition.

         Dr. Brisimitzakis, 47, was most recently executive vice president and general manager of Great Lakes Chemical Corporation's flame retardants and performance products. Great Lakes Chemical Corp. merged with Crompton Corporation in July 2005 to form Chemtura Corporation.

         "Angelo is an exceptional leader," said Dick Grant, lead director of Compass Minerals' board of directors and chairman of its nominating/corporate governance committee. "He brings to Compass broad management and leadership experience, invaluable logistics expertise and an exceptional record of success. The board's search committee has gotten to know Angelo well, and we're confident that he will be a great fit with Compass's culture and people."

         "I'm pleased to have the opportunity to join such a great company, and I look forward to working with the team as we find ways to create even greater shareholder value," said Dr. Brisimitzakis. "I'm grateful to Mike for his willingness to continue to work with us this year to assist with the transition."

         Dr. Brisimitzakis joined Great Lakes Chemicals in 1998 as vice president, global supply chain after 14 years with General Electric Corporation where he held leadership positions in sales, technology, business development, supply chain and business management functions. He earned a Ph.D. in chemistry from New York University and an MBA in marketing from Pace University in New York City.

                                    - MORE -


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ANGELO BRISIMITZAKIS
ELECTED CEO OF COMPASS MINERALS
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         Mr. Ducey, 57, will serve as a consultant to the company following his retirement. "We are very grateful to Mike for his service to Compass Minerals," Mr. Grant continued. "Mike has been a tremendous asset since he joined the company in April 2002. He introduced the company's Operational Excellence program, which has made Compass more efficient and competitive, and he guided the company to independence through its December 2003 IPO. We congratulate Mike on his outstanding career and wish him the best of luck in his retirement."

ABOUT COMPASS MINERALS INTERNATIONAL, INC.

         Based in the Kansas City metropolitan area, Compass is the second-leading salt producer in North America and the largest in the United Kingdom. The company operates ten production and packaging facilities, including the largest rock salt mine in the world in Goderich, Ontario. The company's product lines include salt for highway deicing, consumer deicing, water conditioning, consumer and industrial food preparation, agriculture and industrial applications. In addition, Compass is North America's leading producer of sulfate of potash, which is used in the production of specialty fertilizers for high-value crops and turf, and magnesium chloride, which is a premium deicing and dust control agent.

         This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's Annual Report on Form 10-k filed with the Securities and Exchange Commission on February 24, 2006. The Company will not update any forward-looking statements made in this press release to reflect future events or developments.

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